Exhibit 99.1

Lending Club Reports Fourth Quarter and Full Year 2015 Results and
Announces $150 Million Share Buyback
Full year operating revenue up 100% year-over-year to $427 million

SAN FRANCISCO – February 11, 2016 – Lending Club (NYSE: LC), the world’s largest online marketplace connecting borrowers and investors, today reported record results highlighted by all-time highs in originations, operating revenue, contribution margin, adjusted EBITDA and GAAP profitability, while raising its FY2016 outlook. Over the past year, Lending Club has facilitated $8.4 billion in loans to consumers and small businesses and doubled its revenue.

“Our confidence is bolstered again by Lending Club’s performance in 2015 and causes us to raise our outlook for 2016,” said Lending Club founder and CEO Renaud Laplanche. “We have earned the trust of 1.4 million customers, have considerable room to grow our existing products, and intend to continue to expand both our product line and addressable population going forward. Our operating efficiency reached record levels in Q4, and our credit performance, marketing efficiency and customer satisfaction remain very strong. Accordingly, we are raising Lending Club’s 2016 revenue guidance to $730 to $740 million, or 72 percent top line growth, and adjusted EBITDA guidance to $130 to $145 million. We believe there is tremendous long term potential that is not reflected in Lending Club shares and so we are taking this opportunity to use a small portion of our cash to buy back up to $150 million worth of our stock.”

	Quarter Ended December 31,			Fiscal Year Ended December 31,
($ in millions)	2015	2014	% Change	2015	2014	% Change
Originations	$2,579.2	$1,415.0	82%	$8,361.7	$4,377.5	91%
Operating Revenue	$134.5	$69.6	93%	$426.7	$213.4	100%
Adjusted EBITDA (1)	$24.6	$7.9	210%	$69.8	$21.3	228%

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

Fourth Quarter 2015 Financial Highlights

Originations – Loan originations in the fourth quarter of 2015 were $2.58 billion, compared to $1.41 billion in the same period last year, an increase of 82% year-over-year. The LendingClub platform has now facilitated over $16.0 billion in loans since inception.

Operating Revenue – Operating revenue in the fourth quarter of 2015 was $134.5 million, compared to $69.6 million in the same period last year, an increase of 93% year-over-year. Operating revenue as a percent of originations, or revenue yield, was 5.21% in the fourth quarter, up from 4.92% in the prior year.

Adjusted EBITDA (2) – Adjusted EBITDA was $24.6 million in the fourth quarter of 2015, compared to $7.9 million in the same period last year. As a percent of operating revenue, Adjusted EBITDA margin increased to 18.3% in the fourth quarter of 2015, up from 11.4% in the prior year.

Net Income – GAAP net income was $4.6 million for the fourth quarter of 2015, compared to net loss of $9.0 million in the same period last year. GAAP net income included $13.7 million of stock-based compensation expense during the fourth quarter of 2015, compared to $11.3 million in the prior year.

Earnings Per Share (EPS) – Basic and diluted earnings per share was $0.01 for the fourth quarter, compared to basic and diluted EPS of ($0.07) in the same period last year.

Adjusted EPS (2) – Adjusted EPS was $0.05 for the fourth quarter of 2015, compared to $0.01 in the same period last year.

Cash, Cash Equivalents and Securities Available for Sale – As of December 31, 2015, cash, cash equivalents and securities available for sale totaled $921 million, with no outstanding debt.

“We closed out the year with a very strong fourth quarter revenue growth of 93% year over year, adjusted EBITDA growth of 210%, with an adjusted EBITDA margin of 18.3%, and delivered another quarter of GAAP profitability,” said Carrie Dolan, CFO. “We remain confident in our ability to grow originations and revenue at a fast pace in the years to come and in the sustainability of our financial model in various economic environments.”

Other Metrics & Business Highlights

•	The Lending Club platform reached a $10 billion annual origination run rate in Q4 2015;

•
Lending Club’s servicing portfolio reached $9.0 billion at year end, paying out $4.1 billion of principal and interest payments to investors in 2015. Based on our current forecasts, the portfolio will pay out over $7.0 billion in principal and interest to investors in 2016, which if reinvested would provide sufficient capital available to fund over half of 2016 targeted originations;

•
The average investor return after credit losses and fees in 2015 was nearly 8%. Investor returns' lack of correlation with other asset classes and investors’ desire to diversify away from a volatile stock market, with the S&P 500 down nearly 1% in 2015, drove $8.4 billion in investments to the Lending Club platform in 2015;

•
We opened to retail investors in six new states during the fourth quarter and another two states subsequent to quarter end. Lending Club is now available to retail investors in 43 states and the District of Columbia.

Outlook
Based on the information available as of February 11, 2016, Lending Club provides the following outlook:

First Quarter 2016
Operating Revenues in the range of $147 million to $149 million.
Adjusted EBITDA (2) in the range of $25 million to $27 million.

Full Year 2016
Operating Revenues in the range of $730 million to $740 million, representing a growth rate of 72% from 2015, up from an implied range of $714 million to $717 million as indicated in our early November guidance.
Adjusted EBITDA (2) in the range of $130 million to $145 million, representing a margin of roughly 19% at the midpoint, up from an implied guidance of $129 million as indicated in our early November guidance.

(2) Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliations at the end of this release.

Share Repurchase

The board of directors has approved a share repurchase program under which Lending Club may repurchase up to $150 million of the Company’s common shares in open market or privately negotiated transactions in compliance with Securities and Exchange Act Rule 10b-18. This repurchase plan is valid for one year and does not obligate the Company to acquire any particular amount of common stock, and may be suspended at any time at Lending Club’s discretion.

About Lending Club

Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The company's technology platform enables it to deliver innovative solutions to borrowers and investors. Since launching in 2007, the Lending Club platform has facilitated over $16.0 billion in consumer loans and has more than doubled annual loan volume each year. We operate at a lower cost than traditional bank lending programs, so we're able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MI, MN, MO, MS, MT, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC.

Conference Call and Webcast Information

The Lending Club’s Fourth Quarter and Full Year 2015 webcast and teleconference is scheduled to begin at 5:30 a.m. Pacific Time on Thursday, February 11, 2016. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 6137204, ten minutes prior to 5:30 a.m. Pacific Time (or 8:30 a.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available on February 11, 2016, until February 18, 2016, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10079107.

Contacts

For Investors:
James Samford
IR@lendingclub.com

Press Contact:
Grayling PR
(415) 593-1400
LendingClub@grayling.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Operating revenue:
Transaction fees	$114,955	$63,289	$373,508	$197,124
Servicing fees	11,941	5,233	32,811	11,534
Management fees	3,313	1,794	10,976	5,957
Other revenue (expense)	4,262	(765)	9,402	(1,203)
Total operating revenue	134,471	69,551	426,697	213,412
Net interest income (expense) after fair value adjustments	1,047	(1,430)	3,246	(2,284)
Total net revenue	135,518	68,121	429,943	211,128
Operating expenses: (1)(2)
Sales and marketing	53,537	26,035	171,526	85,652
Origination and servicing	17,696	11,661	61,335	37,326
Engineering and product development	23,887	12,923	77,062	38,518
Other general and administrative	35,245	26,208	122,182	81,136
Total operating expenses	130,365	76,827	432,105	242,632
Income (loss) before income tax expense	5,153	(8,706)	(2,162)	(31,504)
Income tax expense	584	331	2,833	1,390
Net income (loss)	$4,569	$(9,037)	$(4,995)	$(32,894)
Basic net income (loss) per share attributable to common stockholders	$0.01	$(0.07)	$(0.01)	$(0.44)
Diluted net income (loss) per share attributable to common stockholders	$0.01	$(0.07)	$(0.01)	$(0.44)
Weighted-average common shares – Basic	378,631,340	127,859,281	374,872,118	75,573,742
Weighted-average common shares – Diluted	402,634,010	127,859,281	374,872,118	75,573,742

(1)	Includes stock-based compensation expense as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014(2)	2015(2)	2014(2)
Sales and marketing	$1,746	$863	$7,250	$5,476
Origination and servicing	748	538	2,735	1,653
Engineering and product development	3,449	2,182	11,335	6,445
Other general and administrative	7,721	7,678	29,902	23,576
Total stock-based compensation expense	$13,664	$11,261	$51,222	$37,150

(2)
In the fourth quarter of 2015, the Company disaggregated the expense previously reported as “General and administrative” into “Engineering and product development” and “Other general and administrative” expense. Additionally, the Company reclassified certain operating expenses between “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense to align such classification and presentation with how the Company currently manages the operations and these expenses. These changes had no impact to “Total operating expenses.” Prior period amounts have been reclassified to conform to the current presentation.

LENDINGCLUB CORPORATION
OPERATING AND FINANCIAL HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						December 31, 2015
	Three months ended					% Change
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$1,415	$1,635	$1,912	$2,236	$2,579	15%	82%
Operating revenue	$69,551	$81,045	$96,119	$115,062	$134,471	17%	93%
Contribution (1)(2)	33,256	36,488	44,344	57,257	65,732	15%	98%
Contribution margin (1)(2)	47.8%	45.0%	46.1%	49.8%	48.9%	N/M	N/M
Adjusted EBITDA (1)	$7,916	$10,646	$13,399	$21,157	$24,556	16%	210%
Adjusted EBITDA margin (1)	11.4%	13.1%	13.9%	18.4%	18.3%	N/M	N/M
Adjusted EPS - diluted (1)	$0.01	$0.02	$0.03	$0.04	$0.05	N/M	N/M
Standard Program Originations by Investor Type:
Managed accounts, individuals	48%	51%	50%	44%	45%
Self-managed, individuals	19%	24%	20%	20%	17%
Institutional investors	33%	25%	30%	36%	38%
Total	100%	100%	100%	100%	100%
Originations by Program:
Standard program	78%	79%	76%	76%	77%
Custom program	22%	21%	24%	24%	23%
Total	100%	100%	100%	100%	100%
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$1,055	$1,210	$1,314	$1,458	$1,576	8%	49%
Certificates	1,797	2,067	2,381	2,692	3,105	15%	73%
Whole loans sold	1,874	2,300	2,853	3,548	4,289	21%	129%
Total	$4,726	$5,577	$6,548	$7,698	$8,970	17%	90%
Select Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$870	$874	$490	$579	$624	8%	(28)%
Securities available for sale	$—	$—	$398	$339	$297	(12)%	N/M
Loans	$2,799	$3,231	$3,637	$4,069	$4,556	12%	63%
Notes and certificates	$2,814	$3,249	$3,660	$4,095	$4,572	12%	62%
Total assets	$3,890	$4,328	$4,783	$5,360	$5,794	8%	49%
Total stockholders' equity	$973	$982	$996	$1,016	$1,042	3%	7%
Condensed Cash Flow Information:
Net cash flow from operating activities	$14,525	$6,495	$15,278	$31,577	$21,391
Cash flow related to loans	(304,472)	(479,976)	(458,923)	(504,065)	(591,626)
Other	(27,125)	1,276	(425,803)	(53,427)	105,844
Net cash used in investing activities	(331,597)	(478,700)	(884,726)	(557,492)	(485,782)
Cash flow related to notes and certificates	301,593	483,543	462,978	507,870	580,602
Other	802,585	(6,993)	22,811	106,785	(71,886)
Net cash flow from financing activities	1,104,178	476,550	485,789	614,655	508,716
Net change in cash and cash equivalents	$787,106	$4,345	$(383,659)	$88,740	$44,325
Employees and contractors (3)	843	976	1,136	1,305	1,382
Notes:
N/M Not meaningful.

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.

(2)	Prior period amounts have been reclassified to conform to the current period presentation. See “Condensed Consolidated Statements of Operations” for further details.
(3)    As of the end of each respective period.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended					Twelve months ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2014	December 31, 2015
Contribution reconciliation:
Net income (loss)	$(9,037)	$(6,374)	$(4,140)	$950	$4,569	$(32,894)	$(4,995)
Net interest expense (income) and other adjustments	1,430	(187)	(798)	(1,214)	(1,047)	2,284	(3,246)
Engineering and product development expense (1)	12,923	13,898	18,214	21,063	23,887	38,518	77,062
Other general and administrative expense (1)	26,208	26,410	28,247	32,280	35,245	81,136	122,182
Stock-based compensation expense (1)	1,401	2,114	2,432	2,945	2,494	7,129	9,985
Income tax expense	331	627	389	1,233	584	1,390	2,833
Contribution (1)	$33,256	$36,488	$44,344	$57,257	$65,732	$97,563	$203,821
Total operating revenue	$69,551	$81,045	$96,119	$115,062	$134,471	$213,412	$426,697
Contribution margin (1)	47.8%	45.0%	46.1%	49.8%	48.9%	45.7%	47.8%
Adjusted EBITDA reconciliation:
Net income (loss)	$(9,037)	$(6,374)	$(4,140)	$950	$4,569	$(32,894)	$(4,995)
Net interest expense (income) and other adjustments	1,430	(187)	(798)	(1,214)	(1,047)	2,284	(3,246)
Acquisition and related expense	293	294	403	937	733	3,113	2,367
Depreciation expense:
Engineering and product development	1,868	2,744	3,261	3,808	4,007	5,194	13,820
Other general and administrative	383	404	524	708	790	1,166	2,426
Amortization of intangible assets	1,387	1,545	1,274	1,256	1,256	3,898	5,331
Stock-based compensation expense	11,261	11,593	12,486	13,479	13,664	37,150	51,222
Income tax expense	331	627	389	1,233	584	1,390	2,833
Adjusted EBITDA	$7,916	$10,646	$13,399	$21,157	$24,556	$21,301	$69,758
Total operating revenue	$69,551	$81,045	$96,119	$115,062	$134,471	$213,412	$426,697
Adjusted EBITDA margin	11.4%	13.1%	13.9%	18.4%	18.3%	10.0%	16.3%
Adjusted net income and earnings per share (EPS):
Net income (loss)	$(9,037)	$(6,374)	$(4,140)	$950	$4,569	$(32,894)	$(4,995)
Acquisition and related expense	293	294	403	937	733	3,113	2,367
Stock-based compensation expense	11,261	11,593	12,486	13,479	13,664	37,150	51,222
Amortization of acquired intangible assets	1,387	1,545	1,274	1,256	1,256	3,898	5,331
Income tax effects related to acquisitions	331	627	389	1,233	584	1,390	2,833
Adjusted net income	$4,235	$7,685	$10,412	$17,855	$20,806	$12,657	$56,758
GAAP diluted shares (2)	127,859	371,959	372,842	401,935	402,634	75,574	374,872
Diluted effect of preferred stock conversion (3)	195,608	—	—	—	—	235,745	—
Other dilutive equity awards	39,488	38,166	32,808	—	—	40,767	26,717
Non-GAAP diluted shares	362,955	410,125	405,650	401,935	402,634	352,086	401,589
Adjusted EPS – diluted	$0.01	$0.02	$0.03	$0.04	$0.05	$0.04	$0.14
Notes:

(1)	Prior period amounts have been reclassified to conform to the current period presentation. See “Condensed Consolidated Statements of Operations” for further details.

(2)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(3)
For the fourth quarter of 2014 and prior quarters, gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the “if converted” method.